Exhibit 99.1

PRESS RELEASE

Contacts:

Michael E. Scheopner

President and Chief Executive Officer

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

January 16, 2020

Landmark Bancorp, Inc. Announces Conference Call to Discuss Fourth Quarter 2019 Earnings

(Manhattan, KS, January 16, 2020) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the fourth quarter of 2019 after the market closes on Tuesday, January 28, 2020. The Company will host a conference call to discuss these results on Wednesday, January 29, 2020 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (877) 510-0473. Investors are encouraged to call the dial-in number at least 5 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through February 29, 2020, by dialing (877) 344-7529 and using conference number 10138572.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 30 locations in 24 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Prairie Village, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.